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                                                                     Exhibit 4.7
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                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          Reference is made to the Trust Agreement dated as of March 1, 2001, as it may be amended or otherwise modified from time to time (as so amended or modified, the "Trust Agreement"), between First Consumers National Bank, a
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national banking association, as Seller ("FCNB"), and Bankers Trust Company, a
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New York banking corporation, as Owner Trustee. Capitalized terms used herein are defined in the Trust Agreement.

          FCNB (the "Assignor") and First Consumers Credit Corporation, a
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Delaware corporation, (the "Assignee") agree as follows:
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          1. The Assignor hereby assigns to the Assignee, and the Assignee hereby assumes from the Assignor, all of the Assignor's rights and obligations under the Trust Agreement arising after the Effective Date as defined below.

          2. The effective date (the "Effective Date") for this Agreement shall be December 31, 2001.

          3. As of the Effective Date, (i) the Assignee shall be a party to the Trust Agreement and have the rights and obligations of the Seller thereunder and
(ii) the Assignor shall relinquish its rights and be released from its obligations under the Trust Agreement.

          4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

          5. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          6. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          7. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

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Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

     8. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

     9. The parties to this Agreement hereby covenant and agree that they will not at any time institute against First Consumers Credit Corporation, or join in instituting against First Consumers Credit Corporation, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the Effective Date.

                                        ASSIGNOR:

                                        FIRST CONSUMERS NATIONAL BANK

                                        By: /s/ John R. Steele
                                            --------------------
                                        Name: John R. Steele
                                        Title: Treasurer



                                        ASSIGNEE:

                                        FIRST CONSUMERS CREDIT CORPORATION

                                        By: /s/ John R. Steele
                                           ---------------------
                                        Name: John R. Steele
                                        Title: Treasurer

Acknowledged and Accepted by:


BANKERS TRUST COMPANY

By: /s/ Eileen M. Hughes
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Name: Eileen M. Hughes
Title: Vice President